UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                (303) 267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 15, 2008, Advance Display Technologies, Inc. (the “Company”) filed a Form 8-K reporting that effective January 10, 2008, John Temple had resigned from the Board of Directors of the Company, that the remaining members of the Board of Directors, acting by unanimous consent, had accepted Mr. Temple’s resignation and removed him as Vice President—Technical Sales of the Company.  The January 15, 2008, filing also stated, “Mr. Temple did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices” (the “Statement”).

Subsequent to the filing, Mr. Temple sent the following e-mail to Matthew W. Shankle, the Company’s President and CEO:

“Matt, I intentionally left my concerns over management out of my resignation letter as per my attorneys advice.  However since you’ve mislead the public by stating I did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  I have to object, As you are aware I have expressed my concerns on several issues in emails as well as in conversations going back over 2 years, publish that.”

The Statement was intended to disclose that Mr. Temple, in his January 10, 2008, resignation letter, did not express any disagreement with the Company’s operations, policies or practices and, therefore, did not indicate that he was resigning because of any such disagreement.  In addition, the January 10, 2008 resignation letter was not filed as an exhibit to the January 15, 2008, filing because it does not contain any information concerning the circumstances surrounding his resignation.  As a result of Mr. Temple’s January 22, 2008 e-mail, however, the Company is now amending the January 15, 2008, Form 8-K to acknowledge and include the comments in Mr. Temple’s January 22, 2008, e-mail and to attach both Mr. Temple’s January 10, 2008, resignation letter and his January 22, 2008 e-mail to Mr. Shankle as Exhibits to the filing.  The amended text of the filing follows:

(b) On January 10, 2008, John Temple resigned from the Board of Directors of the Company effective immediately.  A copy of his resignation letter (the “Resignation”) is attached to this filing as Exhibit 99.1.  On the same date, the remaining members of the Board of Directors, acting by unanimous consent, accepted Mr. Temple’s resignation and removed him as Vice President—Technical Sales of the Company.  While the Resignation did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices and did not contain any information concerning the circumstances surrounding his resignation, Mr. Temple on January 22, 2008 sent an e-mail to Matthew W. Shankle, the Company’s President and CEO (the “E-Mail”), stating that he had expressed concerns on several issues in e-mails as well as in conversations going back over two years.  The E-mail is attached hereto as Exhibit 99.2.  Mr. Temple did not state in the E-mail or in the Resignation that he was resigning or had resigned because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Notwithstanding Mr. Temple’s comments in the E-Mail, the Company continues to believe that Mr. Temple resigned from the Board because his employment agreement with the Company expired according to its terms on December 31, 2007, and the Company had declined to exercise its option to extend his employment for an additional six (6) months under that agreement.

Item 9.01  Financial Statements And Exhibits

(d)  Exhibits.

Exhibit Number                                                                Description of Document

99.1	January 10, 2008 letter of John Temple resigning from the Board of Directors

99.2	January 22, 2008 e-mail from John Temple to Matthew W. Shankle responding to statements made in the Company’s January 15, 2008 Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC. (Registrant)
Date: January 28, 2008	By: /s/ Matthew W. Shankle Matthew W. Shankle, President

Exhibit Index

Exhibit Number                                                                Description of Document

99.1	January 10, 2008 letter of John Temple resigning from the Board of Directors

99.2	January 22, 2008 e-mail from John Temple to Matthew W. Shankle responding to statements made in the Company’s January 15, 2008 Form 8-K